STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING
U.S. AEROSPACE, INC.
INTO
NEW CENTURY COMPANIES, INC.

Pursuant to Section 253 of the General Corporation Law of Delaware, New Century Companies, Inc., a corporation incorporated on the 1st day of August, 1980 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of U.S. Aerospace, Inc., a corporation incorporated on the 6th day of April, 2010 A.D., pursuant to the provisions of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent on the 8th day of April, 2010 A.D., determined to and did merge into itself said U.S. Aerospace, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of U.S. Aerospace, Inc., a corporation organized and exiting under the laws of State of Delaware, and

WHEREAS this corporation desires to merge into itself the said U.S. Aerospace, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said U.S. Aerospace, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said U.S. Aerospace, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED, that New Century Companies, Inc., relinquishes its corporate name and assumes in place thereof the name U.S. Aerospace, Inc.

FURTHER RESOLVED, that the merger is to become effective on April 19, 2010.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 8th day of April, 2010 A.D.

By:	/s/ David Duquette

Name: David Duquette Title: President
By:	/s/ Josef Czikmantori

Name: Josef Czikmantori

Title: Secretary